Exhibit 10.4

                               Term Loan Agreement

Party A (hereinafter referred to as the "Lender"): Tianjin Tianshi Biological Development Co., Ltd.

Party B (hereinafter referred to as the "Borrower"): Tianjin Tianshi Group Co., Ltd.

The lender and the Borrower have reached and signed a loan agreement which should be observed by both parties.

     1. The Lender agrees to make a loan of RMB 8 million (Y8,000,000.00) to the Borrower.

     2. The term of this loan agreement is from September 7, 2005 to December 31, 2005.

     3. The Borrower shall pay interest to the Lender at a rate that is equal to the contemporary interest rate published by the People's Bank Of China (rate per annual is equal to 5.22%). Interest shall be calculated immediately after the principal of the loan is transferred into the Borrower's account.

     4. The Borrower guarantees to repay the principal and interest of the loan by December 31, 2005, and terms of the loan agreement shall not be breached.


     5. Upon the approval by the lender the Borrower can pay off the principal and interest of the loan before December 31, 2005.


The Lender:                                   The Borrower:
Tianjin Tianshi Biological Development        Tianjin Tianshi Group Co., Ltd.
Co., Ltd.

By   /s/ Jinyuan  Li                          By  /s/ Baolan Li
  ----------------------------------            --------------------------------

Title:     General Manager                    Title:   Director
      ------------------------------                ----------------------------
September 7, 2005                             September 7, 2005